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                                                                   Exhibit 10.15
                        [TASER INTERNATIONAL LETTERHEAD]

                                PROMISSORY NOTE


Amount of Note ($): $75,000 Cash
City: Scottsdale, State: Arizona
Date: July 1, 1999


     FOR VALUE RECEIVED the undersigned jointly and severally promise(s) to pay to the order of:
     Malcolm Sherman, currently residing in Scottsdale, Arizona the principal sum of:
     Seventy-Five thousand & no/100 ($75,000.00) dollars together with interest thereon from date at the rate of:
     9.18% Per Annum
until maturity, said principal and interest shall be paid in 24 equal monthly payments of $3,757.37, beginning on August 15, 1999 with the last payment submitted on July 15, 2001. (Please see attached Loan Amortization).

     Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers and, should litigation be necessary to enforce this note, each maker and endorser waives trial by jury and consents to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Arizona, and County of Maricopa.

     Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protest the security hereof, whether suit be brought or not.

     This note is to be construed and enforced according to the laws of the State of Arizona; upon default in the payment of principal and/or interest when due, the whole sum of principal and interest remaining unpaid shall, at the option of the holder, become immediately due and payable and it shall accrue interest at the highest rate allowable by law, or, if no highest rate is otherwise indicated, at ten (10%) percent, from the date of default.

     Default shall include, but not be limited to non-payment within ten (10) days from the due date set out herein.

     Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving and all rights they may have to object to the method by which service was perfected.

                                                                          /s/MWS
                                                                          /s/TPS


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Taser International, Inc. herein acknowledges and agrees to the following, regarding the herein described Promissory Note.

     A. The monies being borrowed are to secure tooling and equipment for that product as described in the enclosed attachment, marked "A" and listed as "Steman International Procurement, Quotation No: 98Q01-1-AT," Taser International, Inc. purchase order numbers: 021025-00, 021026-00, 021027-00, 021028-00, 021024-00 additionally known as "The Advanced Taser." Additional components as secured by Taser International, Inc. to complete the production of this product are included in the UCC filing and are described as electrical components, finished product or packaging.

     B. Taser International, Inc. agrees to the tooling and components as purchased by the funds of this Promissory Note being subject to a UCC filing in favor of Malcolm W. Sherman i.e., lender. Said UCC filing to be valid for the full period of the listed payment schedule. Taser International, Inc. agrees to the UCC filing of this lien and its permission is granted for a "floating lien" to be issued to Malcolm W. Sherman.

     C. Taser International, Inc. agrees and acknowledges that they have no right to sell, transfer, assign, sublease or encumber the equipment or this agreement or material covered under this agreement.

     D. All cost relative to the filing of the above listed UCC filings are to be born by Taser International, Inc.


All matters pertinent to this Agreement (including its interpretation, application, validity, performance and breech), shall be governed by, construed and enforce in accordance with the laws of the State of Arizona. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Maricopa County, State of Arizona. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date of the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

                           TASER INTERNATIONAL, INC.
                           -------------------------
                                  Corporation

/s/ Malcolm W. Sherman                       By: /s/ Patrick Smith
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Payee - Signature                                President - Signature


M. W. Sherman                                    Patrick Smith
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Payee Name Printed                               President

                                                  Corporate Seal
Attest: /s/ Thomas P. Smith                      [Corporate Seal]
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Treasurer - Signature


Thomas P. Smith
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Treasurer